Exhibit 10.4

JOHNSONDIVERSEY, INC.

PROFIT SHARING PLAN

Effective January 1, 2007

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JOHNSONDIVERSEY, INC.

PROFIT SHARING PLAN

TABLE OF CONTENTS

		Page

	ARTICLE 1

	ADOPTION OF PLAN AND PURPOSE

1.01	Adoption of Plan	1
1.02	Purpose of Plan	1

	ARTICLE 2

	DEFINITIONS

2.01	Definitions	1

	ARTICLE 3

	ADMINISTRATION OF THE PLAN

3.01	Administration of the Plan	4

	ARTICLE 4

	ELIGIBILITY AND PARTICIPATION

4.01	Eligible Employees	4
4.02	Commencement of Participation	5
4.03	Termination of Participation	5
4.04	Reemployment	5
4.05	No Guaranteed Award	5

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	ARTICLE 5

	AWARDS

5.01	General	5
5.02	Basis for Awards	5
5.03	Allocable Profit Sharing Pool	6
5.04	Allocation of Awards from Allocable Profit Sharing Pool	6
5.05	Payment of Awards	6

	ARTICLE 6

	MISCELLANEOUS

6.01	Amendment	7
6.02	Termination	7
6.03	Participants’ Consent	7
6.04	Effect on Other Plans	7
6.05	No Effect on Employment	7
6.06	Withholding of Taxes	7
6.07	Severability	8
6.08	Successors	8
6.09	Construction of Plan	8
6.10	Gender and Headings	8
6.11	Compliance with Code Section 409A	8

Exhibit A	Non-participating Subsidiaries
Exhibit B	Eligible Earnings

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JohnsonDiversey, Inc.

Profit Sharing Plan

ARTICLE 1

Adoption of Plan and Purpose

1.01 Adoption of Plan. Effective as of January 1, 2007, JohnsonDiversey, Inc., a Wisconsin corporation, adopted this Profit Sharing Plan. Under this Plan, the Participating Employers intend to make profit sharing awards to eligible employees subject to the terms, conditions and restrictions set forth in the Plan. This Plan supersedes all previous profit sharing plans, programs and agreements of the Company for Eligible Employees.

1.02 Purpose of Plan. The purpose of the Plan is to enhance the ability of Participating Employers to attract and retain employees who are expected to make substantial contributions to the earnings and success of the Participating Employers. This Plan provides a method whereby eligible employees may participate in the performance of the Participating Employers, thereby giving such persons an additional incentive to remain employed by the Participating Employers and to work for and contribute to the growth and success of the Participating Employers. The Plan is intended to meet all applicable requirements of section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) and applicable regulations as in effect from time to time.

ARTICLE 2

Definitions

2.01 Definitions.

(a) Actual Global EBITDA. The total of the Company’s and all Subsidiaries’ actual earnings before interest, taxes, depreciation and amortization, as determined and, if deemed appropriate, adjusted by the Committee for a Plan Year.

(b) Allocable Profit Sharing Pool. The total allocable amount of the Profit Sharing Pool for a Plan Year determined pursuant to section 5.03 of the Plan.

(c) Award. The portion of the Allocable Profit Sharing Pool allocated to a Participant for any Plan Year as granted under the Plan.

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(d) Board of Directors. The Board of Directors of the Company.

(e) Budgeted Global EBITDA. The total of the Company’s and all Subsidiaries’ budgeted earnings before interest, taxes, depreciation and amortization, as determined and, if deemed appropriate, adjusted by the Committee for a Plan Year.

(f) Committee. The Compensation and Management Succession Committee of the Board of Directors of the Company.

(g) Company. JohnsonDiversey, Inc., a Wisconsin corporation, and any successor thereto. The Committee shall act on behalf of the Company for purposes of the Plan.

(h) Disability. For purposes of this Plan, “Disability” means the inability to perform the responsibilities of a Participant’s Employment due to physical or mental incapacity in circumstances in which the Participant qualifies for benefits under a Participating Employer’s long-term disability plan and has qualified for such benefits for a continuous period of at least 26 weeks.

(i) Eligible Earnings. The base salary of a Participant from all Participating Employers determined as of the last day of the Plan Year by the Committee using the exchange rates applicable to the Company’s year-end balance sheet reporting. The Committee, in its sole discretion, may determine what constitutes base salary separately for Participants of any Participating Employer and shall identify any such base salary differences on Exhibit B of the Plan. In determining Eligible Earnings in the initial Plan Year in which an Employee becomes an Award-Eligible Participant, the Committee shall include Eligible Earnings for the entire Plan Year.

(j) Effective Date. The effective date of this Plan shall be January 1, 2007.

(k) Employee. Any common law employee of a Participating Employer, excluding any individual who the Participating Employer classifies as an independent contractor or temporary employee.

(l) Employment. Employment as an Employee with a Participating Employer. The Committee may determine in specific instances whether or not a leave of absence results in a termination of Employment under the Plan.

(m) Job Elimination. For reasons other than the Employee’s unsatisfactory performance, the participating Employer’s total elimination of the Employee’s position, after which the Employee is not offered ongoing Employment in a comparable position, as determined by the Committee.

(m) Participant. An Employee who satisfies the participation requirements of Article 4 of the Plan.

(n) Participating Employer. The Company and each Subsidiary, unless designated by the Company on Exhibit A of the Plan as a non-participating employer for purposes of the Plan.

(o) Plan. This Plan, the JohnsonDiversey, Inc. Profit Sharing Plan, as herein set forth and as amended from time to time.

(p) Plan Year. The period beginning on the Effective Date and ending on December 28, 2007, and each 12-consecutive month fiscal period thereafter ending on the last Friday of December.

(q) Profit Sharing Pool. The total approved pool of profit sharing funds determined for each Plan Year by the Committee.

(r) Retirement. Termination of Employment on or after attaining age 55 and completing ten Years of Service.

(s) Subsidiary. Any entity, including, without limitation, a corporation or partnership, wholly owned by the Company, including entities located outside the United States.

(t) Year of Service. A 12-consecutive month period, beginning on the date an Employee first performs an hour of service for a Participating Employer or Subsidiary, during which an Employee is employed by the Participating Employer or Subsidiary.

ARTICLE 3

Administration of the Plan

3.01 Administration of the Plan. The Plan shall be administered by the Committee. In addition to the powers, rights and duties specifically granted to the Committee elsewhere in this Plan, the Committee shall have the following powers, rights and duties in administering the Plan:

(a) To determine (i) which Employees shall become Participants and receive Awards; (ii) the time or times at which such Awards shall be granted; and (iii) any other terms or conditions of an Award which are consistent with the express provisions of the Plan.

(b) To adopt, amend or rescind any rules and regulations as necessary or advisable for the operation of this Plan and to take such other actions as may be required for the proper administration of this Plan.

(c) To construe and interpret the Plan and any agreements entered into pursuant to the Plan.

(d) The Committee may delegate any of its powers, duties and rights set forth in paragraphs (a), (b) and (c) above, to the Chairperson of the Board of Directors. The Committee or the Chairperson of the Board of Directors may designate any other individual or individuals to carry out ministerial duties hereunder.

(e) Each action taken and decision made by the Committee or its designees within its authority shall be final, binding and conclusive on all Participants and their legal representatives. The members and designees of the Committee may rely upon any information, reports or opinions supplied to them by an officer of the Company or by the Company’s counsel, independent public accountants or other advisors, and shall be fully protected in relying upon any such information and advice. If the Committee cannot act for any reason, the Board of Directors of the Company shall act in its place.

ARTICLE 4

Eligibility and Participation

4.01 Eligible Employees. An Employee of a Participating Employer is eligible to participate in the Plan if the Employee: (a) has been designated as eligible to participate in the Plan by the Committee, (b) is not designated by a Participating Employer as employed in Tiers 1 through 10, and (c) is not a member of a collective bargaining unit unless participation in this Plan has been agreed to through good faith bargaining with a Participating Employer. Employees defined as “Tolling Employees” in the Asset and Equity Interest Purchase Agreement dated May 1, 2006 to which the Company is a party, shall not be eligible to participate in the Plan. An Employee who satisfies the requirements of this section 4.01 shall be referred to as an “Eligible Employee.”

4.02 Commencement of Participation. An Eligible Employee shall participate in the Plan as of the later of the Effective Date, the date the Employee completes one Year of Service, or the date the Employee satisfies the requirements to become an Eligible Employee.

4.03 Termination of Participation. A Participant’s participation under the Plan shall cease as of the earlier of the termination of the Participant’s Employment, death, Disability, or the date the Participant is no longer an Eligible Employee pursuant to section 4.01.

4.04 Reemployment. A Participant who terminates Employment and is then rehired by a Participating Employer as an Eligible Employee pursuant to section 4.01 shall be immediately eligible to again participate in the Plan. If a former Employee who was not a Participant at the time of the Employee’s termination of employment is rehired as an Eligible Employee pursuant to section 4.01, the rehired Employee’s service prior to the termination of Employment shall not be recognized for purposes of the Employee’s completion of one Year of Service as required for participation in the Plan pursuant to section 4.02.

4.05 No Guaranteed Award. Eligibility of a Participant in a given Plan Year is not a guarantee that an Award will be made to that Participant for that Plan Year.

ARTICLE 5

Awards

5.01 General. The Committee shall determine the Awards to be made to each Participant and shall approve the terms and conditions of each Award.

5.02 Basis for Awards. Awards for a specific Plan Year shall be based on that Plan Year’s Eligible Earnings of a Participant, Budgeted Global EBITDA, Actual Global EBITDA and the Profit Sharing Pool.

5.03 Allocable Profit Sharing Pool. As of the last day of each Plan Year, and unless and until changed by the Committee, the Allocable Profit Sharing Pool for a Plan Year shall be equal to an amount determined in accordance with the following chart:

Percent of Actual Global EBITDA to Budgeted Global EBITDA	Percent of Profit Sharing Pool Paid in Awards
100% or more	100%
99%	95%
98%	90%
97%	85%
96%	80%
95%	75%
94%	70%
93%	65%
92%	60%
91%	55%
90%	50%
89%	45%
88%	40%
87%	35%
86%	30%
85%	25%
84% or less	0%

5.04 Allocation of Awards from Allocable Profit Sharing Pool. A Participant shall be eligible for an Award from the Allocable Profit Sharing Pool for a Plan Year in accordance with the following paragraphs (a) and (b):

(a) The Participant must be in active Employment as of the last day of the Plan Year or terminate Employment after March 31 and prior to the last day of the Plan Year due to Retirement, death, Disability or Job Elimination. For purposes of this section 5.04, a Participant who satisfies this requirement shall be referred to as an “Award-Eligible Participant.”

(b) An Award-Eligible Participant shall be eligible for an Award equal to the amount determined by multiplying the Allocable Profit Sharing Pool by a fraction the numerator of which is an Award-Eligible Participant’s Eligible Earnings for the Plan Year and the denominator of which is the total Eligible Earnings of all Award-Eligible Participants for the Plan Year.

5.05 Payment of Awards. Awards shall be paid to Award-Eligible Participants who remain employed by a Participating Employer as of the actual payment date of the Award or who terminated Employment prior to the actual payment date due to Retirement, death, Disability or Job Elimination. Awards shall be paid in a single cash lump sum as soon as administratively practicable following the Plan Year relating to the Award, but in no event later than the last day of the immediately following Plan Year.

ARTICLE 6

Miscellaneous

6.01 Amendment. The Board of Directors and the Committee shall each have the right at any time, and from time to time, to amend in whole or in part any or all of the provisions of the Plan. No such amendment, however, shall materially and adversely affect the rights under the Plan of any Participant with respect to Awards granted prior to such amendment without the approval of such Participant. Any amendment that results in an acceleration of the time or form of payment shall be invalid if such amendment violates Code section 409A.

6.02 Termination. The Plan shall continue in effect until terminated by resolution of the Board of Directors or the Committee. All rights and obligations under this Plan with respect to Awards granted on or prior to termination of the Plan shall continue beyond such termination.

6.03 Participants’ Consent. Each Participant, by Participant’s acceptance of an Award hereunder, shall be deemed to have agreed to be bound by all the terms and conditions of this Plan as presently constituted and as may be amended from time to time.

6.04 Effect on Other Plans. In no event shall any Award or any payments made under this Plan be included in the compensation base for computing benefits under any other benefit plan now maintained or hereafter established by a Participating Employer, unless such Plan expressly provides otherwise.

6.05 No Effect on Employment. Neither the adoption of the Plan nor its operation shall in any way affect the right and power of a Participating Employer to dismiss or otherwise terminate the Employment or change the terms of Employment or amount of compensation of any Employee at any time for any reason with or without cause.

6.06 Withholding of Taxes. A Participating Employer shall have the power to withhold, or require a Participant to remit to the Participating Employer, an amount sufficient to satisfy any withholding or other tax due under the tax withholding provisions of the Code, any state or local tax act or other applicable law, including the laws of foreign jurisdictions, with respect to any Award made under the Plan.

6.07 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, such invalidity or illegality shall not affect the remaining provisions of the Plan, and the Plan shall be construed or enforced as if the invalid provisions had never been set forth therein.

6.08 Successors. This Plan shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Participating Employer. The rights of a Participant under this Plan are personal to such Participant and the Participant may not assign such rights or sell, transfer, pledge or otherwise dispose of any rights of such Participant except in accordance with the provisions of this Plan. All obligations of this Plan shall be binding upon the heirs, representatives and estate of the Participant.

6.09 Construction of Plan. This Plan shall be construed according to the laws of the State of Wisconsin and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of such state without regard to its conflicts of laws.

6.10 Gender and Headings. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of numbered sections and numbered paragraphs of this Plan are inserted for convenience of reference and are not part of this Plan and are not to be considered in the construction hereof.

6.11 Compliance with Code Section 409A. This Plan is intended to comply with the provisions of Internal Revenue Code section 409A and applicable guidance and its provisions shall be interpreted in accordance with that intent. No provision of this Plan shall be interpreted to permit the acceleration of the time of any payment scheduled to be paid under the Plan in any manner which is impermissible pursuant to Internal Revenue Code section 409A. A Participating Employer shall not be liable nor responsible for any tax consequences which result from any Participant’s participation in the Plan, except for any applicable obligations under the law as to income tax withholding or payroll taxes.

EXHIBIT A

Non-participating Companies

JohnsonDiversey Mexico, S.A. de C.V.

JohnsonDiversey Brasil, Ltda.

JohnsonDiversey Venezuela, S.A.

JohnsonDiversey Centroamerica S.A.

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FINAL 12/15/2010

EXHIBIT B

Eligible Earnings

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Resolutions

Authorizing and Approving Specific Actions Involving

the JohnsonDiversey, Inc. Profit Sharing Plan

WHEREAS, Diversey, Inc. f/k/a JohnsonDiversey, Inc. (the “Company”) maintains the JohnsonDiversey, Inc. Profit Sharing Plan (the “Plan”), a bonus plan for eligible employees;

WHEREAS, Section 6.01 of the Plan permits the Compensation and Management Succession Committee of the Board of Directors of the Company (the “Committee”) to amend the Plan at any time and from time to time; and

WHEREAS, the Company wishes to amend the Plan to reflect current practices, to reflect the change in the Company’s name from JohnsonDiversey, Inc. to Diversey, Inc. and to change the name of the Plan to the Diversey, Inc. Profit Sharing Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Company adopts, authorizes and approves Amendment No. 1 to the Plan in the form of Exhibit A attached to these Resolutions and incorporated herein by reference, effective as of the date specified in the Amendment;

FURTHER RESOLVED, that the name of the Plan shall be the Diversey, Inc. Profit Sharing Plan;

FURTHER RESOLVED, that all references within the Plan to “JohnsonDiversey, Inc.” shall be changed to “Diversey, Inc.”;

FURTHER RESOLVED, that the proper officers of the Company are authorized and directed, in the name and on behalf of the Company, to take any and all actions as may be deemed necessary or appropriate to effect the intent of the foregoing Resolutions including, but not limited to, the execution of the Plan amendment in the form of the attached Exhibit A, with such changes as, in the opinion of the officer executing the amendment, may be necessary or appropriate. The officer’s opinion shall be conclusively evidenced by such officer’s execution of the amendment.

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Exhibit A

JOHNSONDIVERSEY, INC. PROFIT SHARING PLAN

AMENDMENT NO. 1

The JohnsonDiversey, Inc. Profit Sharing Plan (the “Plan”) is amended effective as of December 31, 2010 as follows:

1. All references to JohnsonDiversey, Inc., including the name of the Company, as specified in the Sections 1.01 and as defined in Section 2.01(g), shall be changed to Diversey, Inc.

2. Section 2.01(i) is amended in its entirety to provide as follows:

(i) Eligible Earnings. The base salary of a Participant from all Participating Employers determined as of the last day of the Plan Year by the Committee using the exchange rates applicable to the Company’s year-end balance sheet reporting. The Committee, in its sole discretion, may determine what constitutes base salary separately for Participants of any Participating Employer and shall identify any such base salary differences on Exhibit B of the Plan. In determining Eligible Earnings in the initial Plan Year in which an Employee becomes an Award-Eligible Participant, the Committee shall pro rate the Employee’s Eligible Earnings in the initial Plan Year based on the number of full calendar months during the Plan Year during which the Employee is a Participant.

3. The name of the Plan, as defined in Section 2.01(o) shall be changed to Diversey, Inc. Profit Sharing Plan.

4. Section 4.02 of the Plan is amended in its entirety to provide as follows:

4.02 Commencement of Participation. An Eligible Employee shall participate in the Plan as of the later of the Effective Date or immediately upon being employed in or promoted to a position classified by the Committee as an Eligible Employee; provided, however, if employed in or promoted to such a position after October 1 in any calendar year, the Eligible Employee shall participate in the Plan as of the immediately following January 1.

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5. Section 4.04 of the Plan is amended by deleting the second sentence thereof.

6. Section 5.04(a) of the Plan is amended in its entirety to provide as follows:

(a) The Participant must be in active Employment as of the January 1 immediately following the last day of the Plan Year or terminate Employment after March 31 and prior to the January 1 immediately following the last day of the Plan Year due to Retirement, death, Disability or Job Elimination. For purposes of this Plan, a Participant who satisfies this requirement shall be referred to as an “Award-Eligible Participant.”

7. Section 5.05 of the Plan is amended in its entirety to provide as follows:

5.05 Payment of Awards. Awards shall be paid only to Award-Eligible Participants.

7. Exhibit A attached to the Plan is hereby amended by adding Diversey Deutschland Management GmbH (“Diversey Germany”) and Diversey S.p.A. (“Diversey Italy”) thereto.

The Company has caused this Amendment to be executed by a duly elected officer this 15th day of December, 2010.

DIVERSEY, INC.

By:	/s/ Scott D. Russell
Scott D. Russell
Its:	Senior Vice President, General Counsel

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